CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)
6.250% Senior Notes due 2014	$100,000,000	99.208%	$99,208,000	$5,535.81

(1)	Calculated in accordance with Rules 457(o) and (r) of the Securities Act.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-155639

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 24, 2008)

$100,000,000

Universal Corporation

6.250% Senior Notes due 2014

This is an offering of $100,000,000 aggregate principal amount of our 6.250% Senior Notes due 2014, which we refer to as the “notes.” The notes will mature on December 1, 2014. We will pay interest on the notes on each June 1 and December 1, commencing June 1, 2010.

We may redeem some or all of the notes at any time at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the redemption date and a “make-whole” premium, as described in this prospectus supplement under the heading “Description of the Notes—Optional Redemption.” If we experience a change of control triggering event, we will be required to offer to repurchase the notes from holders at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes—Change of Control Triggering Event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured debt. The notes will not be guaranteed by any of our subsidiaries. The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves certain risks. See “Risk Factors,” which begins on page S-5 of this prospectus supplement for a discussion of certain of the risks you should consider before investing in the notes.

	Per Note	Total
Public offering price(1)	99.208%	$99,208,000
Underwriting discount	0.800%	$800,000
Proceeds to us, before expenses	98.408%	$98,408,000

(1)	Plus accrued interest from November 19, 2009, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes. The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about November 19, 2009.

Sole Book-Running Manager

Deutsche Bank Securities

Co-Managers

J.P. Morgan

KeyBanc Capital Markets

RBS

SunTrust Robinson Humphrey

The date of this Prospectus Supplement is November 16, 2009.

We have not authorized any one to give any information or to make any representation different from or in addition to those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Therefore, you should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes offered by this prospectus supplement are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the dates on their respective covers, unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document, or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or the notes are sold on a later date.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement. The list of documents incorporated by reference into the accompanying prospectus is superseded by the list of documents incorporated by reference into this prospectus supplement. The only documents incorporated by reference into this document (including both this prospectus supplement and the accompanying prospectus) are the documents listed under “Incorporation by Reference” in this prospectus supplement. We have not authorized anyone to provide you with information that is different. We are offering the notes only in jurisdictions where such offers are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of the notes. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred in “Where You Can Find More Information” below.

S-ii

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference, as well as other publicly available documents, may include, and Universal’s officers and representatives may from time to time make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities, prospects, objectives, projections, and expectations relating to Universal’s business and operations or financial and economic performance, and assumptions related thereto. In addition, Universal and its representatives may from time to time make written or oral forward-looking statements, including statements contained in other filings with the Securities and Exchange Commission (the “SEC”) and in reports to shareholders. These forward-looking statements may address our plans, objectives, projections, and expectations relating to Universal’s business and operations or financial and economic performance, and assumptions related thereto. These forward-looking statements are made based on management’s current knowledge and assumptions about future events and involve risks and uncertainties that may cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are not historical facts, but rather are based upon management’s current knowledge and assumptions about future events, including anticipated levels of demand for and supply of our products and services; costs incurred in providing these products and services; timing of shipments to customers; changes in market structure; changes in exchange rates; and general economic, political, market, and weather conditions. Actual results, therefore, could vary from those expected. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements.

Forward-looking statements in this prospectus supplement should be evaluated together with the risks and uncertainties that affect our business, including those set forth in the “Risk Factors” section below, in our annual report on Form 10-K for the fiscal year ended March 31, 2009 under the headings “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Information Regarding Trends and Management Actions,” which is incorporated by reference herein, in our quarterly reports on Form 10-Q, and in any other documents we file from time to time with the SEC. We caution investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and we undertake no obligation to update these forward-looking statements as a result of new information or future events or developments, except as required by law.

S-iii

SUMMARY

The following summary may not contain all the information that is important to you. You should read the entire prospectus supplement, as well as the information to which we refer you and the information incorporated by reference, before making an investment decision. When used in this prospectus supplement, the terms “Universal,” “issuer,” “we,” “our,” and “us” refer to Universal Corporation and its consolidated subsidiaries, unless otherwise specified.

Universal Corporation

We are the world’s leading leaf tobacco merchant and processor. The largest portion of our business involves the procurement, processing, packing, and supply of flue-cured and burley leaf tobacco to manufacturers of consumer tobacco products. The reportable segments for our flue-cured and burley tobacco operations are North America and Other Regions. We also have a third reportable segment, Other Tobacco Operations, which comprises our dark tobacco business, our oriental tobacco joint venture, and certain tobacco-related services. We generated approximately $2.6 billion in consolidated revenues and earned approximately $230 million in total segment operating income in fiscal year 2009 and $1.3 billion and $155 million, respectively, for the six months ended September 30, 2009.

Universal is a holding company that operates through numerous directly and indirectly owned subsidiaries. Universal Corporation’s primary subsidiary is Universal Leaf Tobacco Company, Incorporated. Previously, we also owned lumber and building products and agri-products operations; however, we sold those operations in fiscal years 2007 and 2008. We report the assets, liabilities, revenues, and expenses of the lumber and building products and agri-products businesses as discontinued operations for all applicable periods in our financial statements. Our continuing operations now consist solely of our worldwide tobacco business, which has been our principal focus since our founding in 1918.

Our business strategy is to enhance shareholder value by achieving several key objectives, such as operating as a single entity worldwide with strong local management, fostering strategic alliances with our customers, maintaining diversified sources of leaf tobacco, focusing on producing quality products in a cost-effective manner, and maintaining our financial strength.

We employed more than 24,000 employees throughout the world during the fiscal year ended March 31, 2009. Because the majority of our employees are seasonal, this figure is only an estimate.

Our executive offices are located at 9201 Forest Hill Avenue, Richmond, Virginia 23235, and our telephone number and website address are (804) 359-9311 and www.universalcorp.com. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled “Description of the Notes.”

Issuer	Universal Corporation.

Notes Offered	$100 million aggregate principal amount of 6.250% Senior Notes due 2014.

Maturity	The notes will mature on December 1, 2014.

Further Issuances	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes ranking equally and ratably with the notes, in all respects, so that such additional notes shall be consolidated and form a single series with the notes, including for purposes of voting and redemption.

Interest	6.250% per annum.

Interest Payment Dates	June 1 and December 1 of each year, commencing June 1, 2010.

Ranking	The notes:

•	are unsecured;

•	rank equally with all our existing and future unsecured and unsubordinated debt;

•	are senior to any future subordinated debt; and

•	are effectively subordinated to any of our existing or future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of September 30, 2009, our total debt was approximately $633 million. Of that amount, approximately $136 million (excluding intercompany liabilities) was held by our subsidiaries and will be structurally senior to the notes with respect to the assets of those subsidiaries.

Optional Redemption	We may redeem, at our option, at any time and from time to time prior to maturity, any or all of the notes, in whole or in part, as described in the section entitled “Description of the Notes—Optional Redemption.”

Change of Control Triggering Event	Upon a Change of Control Triggering Event (as defined in “Description of the Notes—Change of Control Triggering Event”), you will have the right to require us to repurchase your notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest.

Covenants	The indenture under which the notes will be issued contains covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:

•	incur liens;

•	engage in sale/leaseback transactions; and

•	merge or consolidate with another entity.

Use of Proceeds	We anticipate that we will receive approximately $98.0 million in net proceeds from the offering of the notes, after deducting underwriting discounts and commissions and other estimated expenses of the offering.

The net proceeds from the sale of the notes will be used for the repayment of debt obligations, including notes payable and overdrafts incurred to repay a recent medium-term note maturity, and for other general corporate purposes. See “Use of Proceeds.”

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form, and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

Governing Law	The notes and the indenture under which they will be issued will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank).

No prior market	The notes are new securities and there is currently no established trading market for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

RISK FACTORS

Any investment in the notes involves a high degree of risk. Before deciding to invest in the notes, you should carefully consider all the information set forth in this prospectus supplement and in the accompanying prospectus, and all information incorporated by reference herein or therein, including the risks described below, as well as those discussed under the headings “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Information Regarding Trends and Management’s Actions” in our annual report on Form 10-K for the fiscal year ended March 31, 2009, incorporated herein. Some of these factors relate principally to our business. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Related to the Notes

Investors may find it difficult to trade the notes.

The notes are a new issue of securities, and there is currently no public market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriters have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue any market making activities at any time without notice. Any such market making will be subject to the limitations imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer for the notes. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell your notes or the price at which you may be able to sell your notes.

We also cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the notes. Future trading prices of the notes will depend on many factors, including:

•	our operating performance, prospects, and financial condition or the operating performance, prospects, and financial condition of companies in our industry generally;

•	the interest of securities dealers in making a market for the notes; and

•	the market for similar securities.

It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on the holders of the notes, regardless of our prospects and financial performance.

We may not have sufficient funds to purchase notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, each holder of notes may require us to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. In order to purchase any outstanding notes, we might have to refinance our outstanding indebtedness, which we might not be able to do. Even if we were able to refinance our other indebtedness, any financing might be on terms unfavorable to us. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Change of Control Triggering Event.”

Our financial condition is dependent on the earnings of our subsidiaries.

We are a holding company and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. We rely primarily on dividends or other distributions from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Consequently, our ability to repay our debt, including the notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends or other payments or distributions. The ability of our subsidiaries to pay dividends, repay intercompany debt, or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations, and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us, and other limits. If we do not receive such funds from our subsidiaries, we may be unable to pay interest or principal on the notes when due.

We may incur additional indebtedness.

The indenture governing the notes will not restrict our ability to incur additional indebtedness. As of September 30, 2009, we had consolidated indebtedness of approximately $633 million. Of that amount, approximately $136 million (excluding intercompany liabilities) was held by our subsidiaries and will be structurally senior to the notes with respect to the assets of those subsidiaries. If we incur any additional debt that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution, or other winding-up of us. This may also have the effect of reducing the amount of proceeds paid to you in any such proceeding. In addition, if we incur any debt that is secured by any of our assets or our subsidiaries incur any additional debt, holders of that debt will be entitled to the proceeds of the assets securing such debt or the assets of such subsidiary, as applicable, before you are entitled to share in any such proceeds. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial and operating data. You should read the following information in conjunction with our consolidated financial statements and related notes and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Fiscal Years Ended March 31,			Six Months Ended September 30, 2009
	2009	2008	2007
	(in thousands, except ratios)
Summary of Operations
Sales and other operating revenues	$2,554,659	$2,145,822	$2,007,272	$1,264,030
Income from continuing operations	$131,739	$119,301	$80,411	$96,260
Loss from discontinued operations	—	$(145)	$(36,059)	—
Net income attributable to Universal Corporation	$131,739	$119,156	$44,352	$96,260

Financial Position at Period End
Current ratio	2.74	3.33	2.23	2.58
Total assets	$2,138,176	$2,186,761	$2,328,822	$2,296,482
Long-term obligations	$331,808	$402,942	$398,952	$331,905
Working capital	$954,044	$1,028,732	$852,391	$989,171
Shareholders’ equity attributable to Universal Corporation(1)	$1,029,473	$1,115,631	$1,030,733	$1,115,427

General(2)
Ratio of earnings to fixed charges	5.54	4.66	3.16	8.55
Ratio of earnings to combined fixed charges and preference dividends	3.55	3.16	2.29	5.16

(1)	Shareholders’ equity attributable to Universal Corporation does not reflect noncontrolling interests in subsidiaries in accordance with SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements” (set forth in Topic 810 of the FASB Accounting Standards Codification), which was adopted by Universal on April 1, 2009 (“SFAS 160”).
(2)	The calculations of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends are shown in Exhibit 12 to our annual report on Form 10-K for the fiscal year ended March 31, 2009 and Exhibit 12 to our quarterly report on Form 10-Q for the quarter ended September 30, 2009. Fixed charges primarily represent interest expense we incurred during the designated reporting period, and preference dividends represent the pre-tax equivalent of dividends on preferred stock.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $98.0 million, after deducting underwriting discounts and commissions and offering expenses of approximately $1.2 million, payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include a repayment of certain notes payable and overdrafts with maturities within the 30 days following the issuance of the notes. Such notes payable and overdrafts bear interest at rates that range from 1% to 3.25%. A portion of these notes payable and overdrafts were incurred to repay a recent medium-term note maturity. As of November 11, 2009, the aggregate balance of such notes payable and overdrafts was approximately $70 million.

CAPITALIZATION OF UNIVERSAL

The following table sets forth our consolidated cash, short-term debt and capitalization, as of March 31, 2009, and as of September 30, 2009 (i) on an actual basis, and (ii) as adjusted to give effect to the sale of the notes and the use of net proceeds, assuming the notes had been issued on September 30, 2009. See “Use of Proceeds.”

You should read this table in conjunction with our consolidated financial statements and the notes thereto, which are incorporated by reference in this prospectus supplement and accompanying prospectus.

	March 31, 2009 Actual	September 30, 2009
		Actual		As Adjusted(1)
	(in thousands of dollars)
Cash and cash equivalents	$212,626	$61,991		$61,991

Notes payable and overdrafts(2)	168,608	301,376		203,376
Current portion of long-term debt	79,500	—	(3)	—	(3)
Long-term debt(4)	331,808	331,905		431,905

Total debt	579,916	633,281		635,281
Shareholders’ equity
Convertible perpetual preferred stock	213,023	213,023		213,023
Common stock	194,037	195,227		195,227
Retained earnings	686,960	743,922		743,922
Accumulated other comprehensive loss	(64,547)	(36,745)		(36,745)
Noncontrolling interests in subsidiaries(5)	3,771	6,045		6,045

Total shareholders’ equity	1,033,244	1,121,472		1,121,472

Total capitalization	$1,613,160	$1,754,753		$1,756,753

(1)	This reflects the application of the entire amount of the net proceeds of the notes to repay notes payable and overdrafts. As of November 16, 2009, the actual amount of notes payable and overdrafts outstanding was less than the amount outstanding at September 30, 2009, and as a result, the actual amount of proceeds used to repay notes payable and overdrafts at closing will be less than the full amount of the net proceeds.
(2)	Notes payable and overdrafts includes borrowings of our subsidiaries. As of September 30, 2009, notes payable and overdrafts consisted of $165 million of our borrowings under committed facilities and $136 million of borrowings of our subsidiaries.
(3)	This reflects the repayment of $79.5 million Universal Corporation’s 6.00% Fixed Rate Medium-Term Notes, Series B that matured on September 15, 2009.
(4)	Long-term debt consists primarily of medium-term notes due 2010 to 2013 at various rates and the notes offered hereby.
(5)	The March 31, 2009 capitalization has been adjusted to reflect the adoption of SFAS 160.

DESCRIPTION OF THE NOTES

The notes will be issued under an indenture dated as of February 1, 1991 between The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (the “Trustee”), and us (the “indenture”). The terms of the notes include those stated in the indenture and those made part by reference to the Trust Indenture Act of 1939, as amended.

The following description of the notes offered by this prospectus supplement is intended to supplement and, to the extent inconsistent, to replace the more general terms and provisions of the debt securities described in the accompanying prospectus under “Description of Debt Securities,” to which we refer you. The following description of the notes is only a summary. More specific terms, as well as the definitions of relevant terms, can be found in the indenture, the Trust Indenture Act of 1939, which is applicable to the indenture, and the notes. You should read the indenture and the notes for more details regarding our obligations and your rights with respect to the notes. You may request copies of those documents in substantially the form in which they have been or will be executed by writing or telephoning us at the address and telephone number shown under the caption “Where You Can Find More Information.”

General

The notes will be initially limited to $100,000,000 aggregate principal amount. We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with the notes, in all respects. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

The notes will mature on December 1, 2014. The notes will be issued only in registered book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the notes will accrue at 6.250% per annum. We will pay interest on the notes semiannually on June 1 and December 1 of each year, beginning on June 1, 2010, to the persons in whose names the notes are registered at the close of business on May 15 and November 15 preceding the respective interest payment dates. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all our other existing and future unsecured indebtedness.

We are obligated to pay reasonable compensation to the Trustee and to indemnify the Trustee against certain losses, liabilities, or expenses incurred by the Trustee in connection with its duties relating to the notes. The Trustee’s claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the Trustee.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time and from time to time, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof for an amount equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•

as determined by an Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) on the notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points.

In each case, we will pay accrued and unpaid interest to the date of redemption.

“Treasury Rate” means the rate per year equal to:

•

the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below); provided that if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” is:

•

the average of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or

•	if such release (or any successor release) is not published or does not contain such prices on such business day:

•	the average of the Reference Treasury Dealer Quotations (as defined below) for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) that we appoint.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc. (and its successors), J.P. Morgan Securities Inc., and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by us. If, however, any of them shall cease to be a primary U.S. Government securities dealer in New York City, we will substitute another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each note to be redeemed that would be due after the related redemption date but for such redemption. If the redemption date is not an interest payment date with respect to the note being redeemed, the amount of the next succeeding scheduled interest payment on the note being redeemed will be reduced by the amount of interest accrued thereon to that redemption date.

We will mail notice of a redemption not less than 30 days nor more than 60 days before the redemption date to the Trustee and holders of notes to be redeemed.

If we are redeeming less than all the notes, not more than 60 days prior to the redemption date, the Trustee will select the particular notes to be redeemed pro rata, by lot or by another method the Trustee deems fair and appropriate. Unless there is a default in payment of the redemption amount, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Change of Control

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption,” each holder of notes will have the right to require us to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer if a third party involved in the applicable Change of Control makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Universal and its subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to Universal or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Current Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) of such definition if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Universal Corporation who:

•	was a member of such board of directors on the date of the issuance of the notes; or

•

was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Current Ratings Event” means, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended following the consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change), (i) the notes are downgraded by either Rating Agency and (ii) as a result of such downgrade the notes cease to be rated Ba2 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof, or any other entity.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency that is reasonably acceptable to the trustee under the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance, or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, transfer, conveyance, or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

In addition, under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger your right to require us to repurchase your notes as described above.

Certain Covenants

Certain covenants in the indenture, which are summarized below, limit our ability and the ability of our subsidiaries to:

•	consolidate or merge with or into or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our assets to any person;

•	create or permit to exist liens; or

•	enter into sale and leaseback transactions.

Mergers and Similar Events

The indenture provides that we may not consolidate with or merge into any other person or sell, lease or transfer our assets substantially as an entirety, unless:

•

the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on the notes (and all of the other debt securities issued pursuant to the indenture) and the performance of every covenant of the indenture on our part;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

•	such transaction will not result in liens or other encumbrances prohibited by the indenture, except where the notes (and any other securities held under the indenture) are ratably secured; and

•

we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Subject to the Change of Control Offer, upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the notes.

Restrictions on Liens

In the indenture, we promise, with respect to the notes (and each other series of debt securities issued pursuant to the indenture), that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated, to) create or allow any mortgage, lien, or encumbrance of any kind upon any of the capital stock or certain important property of these subsidiaries, unless we have concurrently secured the notes (and all other outstanding debt securities issued under the indenture) equally and ratably with the obligations that we have secured by those mortgages, liens, or encumbrances. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some pre-existing liens;

•	liens between our subsidiaries;

•	liens incurred to enable certain acquisitions;

•	construction, improvement, or repairs on property;

•	some liens on assets in favor of federal, state, or foreign governmental entities;

•	some statutory or court ordered liens;

•	some tax liens;

•	some liens securing obligations incurred in the ordinary course of business for sums not yet due; and

•	liens created to refinance or extend obligations secured by any of the liens described above.

Notwithstanding the above, our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated may, without securing the notes (or the other outstanding debt securities issued under the indenture), issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of indebtedness that would otherwise be subject to the foregoing restrictions then outstanding (not including (1) certain sale and leaseback transactions otherwise permitted by the indenture and (2) secured indebtedness permitted under the foregoing exceptions) does not at the time exceed 10% of our Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

In the indenture, we also promise, with respect to the notes (and each other series of debt securities issued pursuant to the indenture), that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated to) sell or transfer certain important property more than 120 days after such property is put into full operation, and to thereafter lease back that property for a term of more than three years to use for substantially the same purpose as the property being sold or transferred. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some inter-company sale and leaseback transactions;

•	situations where a lien would be permitted under the provisions of “—Restrictions on Liens” above in an amount equal to the value of such sale and leaseback transaction; and

•

sale and leaseback transactions, where within 180 days, we or the subsidiary applies an amount equal to the greater of the fair value of the property or the actual proceeds from the sale of such property towards the purchase or acquisition of additional assets by one of the important subsidiaries or to the voluntary retirement of certain company or subsidiary debt.

Events of Default

See “Description of Debt Securities—Events of Default” in the accompanying prospectus for a description of the events that constitute events of default with respect to the notes.

Defeasance

The indenture provides for defeasance and covenant defeasance. Under these provisions, provided that the terms set forth in the indenture are satisfied, we may be released from all outstanding indebtedness under the notes or from our obligations described above under “—Certain Covenants” and any Events of Default related thereto. See “Description of Debt Securities—Defeasance” in the accompanying prospectus for a description of the terms of any defeasance.

Modifications

See “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus for a description of the amendment provision under the indenture.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System; Delivery and Form

The notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the “global notes”). The global notes will be deposited upon issuance with The Depository Trust Company, New York, New York (“DTC”), and registered in the name of a nominee of DTC in the form of a global certificate. Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except 1) as a whole by DTC to a nominee of DTC, 2) by a nominee of DTC to DTC or another nominee of DTC or 3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking (“Clearstream”), société anonyme, or Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System (in Europe) (the “Euroclear Operator”), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Deutsche Bank Securities Inc. will act as the U.S. depositary for Clearstream and Euroclear.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

•	The rules applicable to DTC and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg

Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers, dealers, and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream, and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of Universal, the underwriters, or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of that global note; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Purchases of the notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial ownership interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ respective records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in notes except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited with DTC by participants in DTC will be registered in the name of DTC’s nominee. The deposit of the notes with DTC and their registration in the name of DTC’s nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Neither DTC nor DTC’s nominee will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to Universal as soon as possible after the record date. The omnibus proxy assigns DTC’s nominee’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy). Neither Universal nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream, or Euroclear, or for maintaining, supervising, or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Accordingly, neither Universal, the underwriters nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global note, including principal, premium, if any, liquidated damages, if any, and interest.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the notes are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered.

UNITED STATES TAXATION

This section describes certain United States federal income, and in the case of “United States alien holders” (as defined below), estate tax consequences of the ownership and disposition of the notes we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to Universal. It applies to you only if you acquire notes in this offering at the offering price and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a U.S. expatriate;

•	a holder subject to the alternative minimum tax;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the United States federal income tax consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest.    You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale, Exchange, Retirement and Redemption of the Notes.    You will generally recognize capital gain or loss on the sale, exchange, retirement, redemption or other taxable disposition of your note equal to the difference between the amount you realize on the sale, exchange, retirement, redemption or disposition (excluding any amounts attributable to accrued but unpaid interest, which will be treated as ordinary interest income if not previously included as income) and your tax basis in your note. Your tax basis in a note generally will equal the cost of the note. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. Except as specifically defined for estate tax purposes, you are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust.

If you are a United States holder, this subsection does not apply to you.

For purposes of the following discussion, interest and gain on the sale, exchange or other disposition (including a retirement or redemption) of a note will be considered “U.S. trade or business income” if the income or gain is effectively connected with the conduct of a U.S. trade or business.

Payments of Interest.    Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note, interest paid on the note will not be subject to withholding tax provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Universal entitled to vote;

•	the interest is not U.S. trade or business income;

•	you are not a controlled foreign corporation that is related to Universal through stock ownership; and

•	the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder, as described below, are met.

For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal withholding tax described above, either (1) the United States alien holder must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, as the case may be, that such holder is not a United States person or (2) the United States alien holder must hold its notes through certain intermediaries and both the United States alien holder and the relevant intermediary must satisfy the certification requirements of applicable Treasury regulations. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the certifying United States alien holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury regulations, the foregoing certification generally may be provided by a United States alien holder on Internal Revenue Service Form W-8BEN (or other applicable W-8 form).

If a United States alien holder cannot satisfy the requirements as described above, the gross amount of payments of interest to such United States alien holder that is not U.S. trade or business income will be subject to United States federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will not be subject to United States federal withholding tax but will be taxed on a net income basis in generally the same manner as a United States holder (unless an applicable income tax treaty provides otherwise), and if the United States alien holder is a foreign corporation, such U.S. trade or business income may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such interest, or a lower rate provided by an applicable treaty. In order to claim the benefit provided by a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a United States alien holder must provide either:

•	a properly executed IRS Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty; or

•	a properly executed IRS Form W-8ECI (or suitable substitute form) stating that interest paid on the note is not subject to withholding tax because it is U.S. trade or business income.

Purchase, Sale, Exchange, Retirement and Redemption of the Notes.    Subject to the discussion of backup withholding below, generally, a United States alien holder will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, retirement or redemption of a note unless:

•	such gain is U.S. trade or business income; or

•

the United States alien holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the note is made and certain other requirements are met.

A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the sale in the same manner as a United States holder, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain, or a lower rate provided by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Estate Tax.    A note held by an individual who at death is not a citizen or resident of the United States (as specifically defined for estate tax purposes) will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Universal entitled to vote at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

United States holders.    In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of any interest on your note and any payment of proceeds from the sale or other disposition (including a retirement or redemption) of your note. Additionally, backup withholding (currently at a rate of 28%) will apply to any such payments, if you fail to provide an accurate taxpayer identification number, or are notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

United States alien holders.    Where required, information will be reported annually to each United States alien holder as well as the IRS regarding any interest that is either subject to withholding or exempt from United States withholding tax pursuant to a tax treaty or to the portfolio interest exception. Copies of these information returns may also be made available to the tax authorities of the country in which the United States alien holder resides under the provisions of a specific treaty or agreement.

Under the backup withholding provisions of the Code and the applicable Treasury regulations, a United States alien holder of notes may be subject to backup withholding at a rate currently equal to 28% with respect to interest paid on the notes. However, the regulations provide that payments of interest to a United States alien holder will not be subject to backup withholding and related information reporting if the United States alien holder certifies its non-U.S. status under penalties of perjury or satisfies the requirements of an otherwise established exemption.

The payment of the proceeds from the disposition (including a retirement or redemption) of notes to or through the U.S. office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the United States alien holder certifies its non-U.S. status under penalties of perjury or satisfies the requirements of an otherwise established exemption.

The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States will not be subject to information reporting or backup withholding. When a United States alien holder receives a payment of proceeds from the disposition of notes either to or through a non-U.S. office of a broker that is either a U.S. person or a person who has certain enumerated relationships with the United States, the regulations require information reporting (but not backup withholding) on the payment, unless the broker has documentary evidence in its files that the United States alien holder is not a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States alien holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof, the underwriters named below, through their representative Deutsche Bank Securities Inc. have severally agreed to purchase from us the following respective principal amounts of notes:

Underwriters	Principal amount of notes
Deutsche Bank Securities Inc.	$90,000,000
J.P. Morgan Securities Inc.	2,500,000
KeyBanc Capital Markets Inc.	2,500,000
RBS Securities Inc.	2,500,000
SunTrust Robinson Humphrey, Inc.	2,500,000

Total	$100,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus, if any of them are purchased.

We have been advised by the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes on sales to other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

The following table shows the underwriting discounts and commissions that we are to pay the underwriters in connection with the offering.

	Per Note	Total
Public offering price(1)	99.208%	$99,208,000
Underwriting discount	0.800%	$800,000
Proceeds to us, before expenses	98.408%	$98,408,000

(1)	Plus accrued interest from November 19, 2009, if settlement occurs after that date.

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $400,000.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions, or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters have advised us that they do not intend to confirm sales to any account over which any of them exercises discretionary authority.

Certain of the underwriters or their respective affiliates currently provide, from time to time have provided in the past, and may provide in the future investment banking, commercial lending, and financial advisory services to us and our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon on behalf of Universal by Sullivan & Cromwell LLP, Washington, D.C., special counsel to the Company. Certain legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel LLP, New York, New York. Sullivan & Cromwell LLP will rely as to matters governed by Virginia law on the opinion of Preston D. Wigner, Esq., our General Counsel, Vice President, Chief Compliance Officer and Secretary.

EXPERTS

Our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended March 31, 2009, and the effectiveness of our internal control over financial reporting as of March 31, 2009, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our internet address is http://www.universalcorp.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. We incorporate by reference the following documents:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2009;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2009 and September 30, 2009;

•	our definitive proxy statement filed on June 25, 2009; and

•	our current reports on Form 8-K that were filed on August 4, 2009 (with respect to Item 8.01 only) and November 5, 2009 (with respect to Item 8.01 only).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the end of the offering of the notes.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Universal Corporation, 9201 Forest Hill Avenue, Richmond, Virginia 23235, (804)-359-9311.

PROSPECTUS

Universal Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. The securities we may offer may be convertible into our other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “UVV.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the securities, see the “Risk Factors” section in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2008

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under the heading “Where You Can Find Additional Information,” before deciding whether to invest in any of the securities being offered.

We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the debt securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, references to “Universal,” “us,” “we” or “our” in this prospectus mean Universal Corporation, and do not include the subsidiaries of Universal Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, and we file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy, and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis, and retrieval system known as EDGAR.

Our common stock is listed on the New York Stock Exchange under the symbol “UVV.” Our reports, proxy statements, and other information may also be reviewed at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities being sold by this prospectus and the applicable prospectus supplement. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

We also maintain an internet site at www.universalcorp.com, which contains information relating to us and our business.

INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information, as well as the information included in this prospectus. We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of the securities under this prospectus are sold:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2008;

•	our quarterly reports on Form 10-Q for the periods ended June 30, 2008, and September 30, 2008;

•

our current reports on Form 8-K filed on May 22, 2008 (with respect to Item 8.01 only), June 3, 2008, August 5, 2008 (with respect to the 8-K filed on that date listing Items 5.02 and 8.01 only), November 6, 2008 (with respect to Item 8.01 only), and November 11, 2008 (with respect to Item 5.02 only); and

•

the description of our common stock and associated preferred share purchase rights contained in our registration statement on Form 8-A, filed December 29, 1998, Amendment No. 1 to the Form 8-A, filed May 7, 1999, and our Registration Statement on Form S-3, dated February 25, 1993.

You may obtain any of the documents incorporated by reference from the SEC or the SEC’s website as described above. In addition, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary of Universal Corporation, 1501 North Hamilton Street, Richmond, Virginia 23230. Our telephone number at that address is (804) 359-9311. Except for the documents specifically incorporated by reference into this prospectus, information contained on Universal’s website or that can be accessed through its website does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Universal will use the proceeds it receives from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon the funding requirements of Universal at the time and the availability of other funds.

UNIVERSAL CORPORATION

We are one of the world’s leading leaf tobacco merchants and processors, based on volumes handled by our subsidiaries and affiliates. Universal Corporation is a holding company that operates through numerous directly and indirectly owned subsidiaries. Universal Corporation’s primary subsidiary is Universal Leaf Tobacco Company, Incorporated.

Our business involves selecting, buying, processing, packing, storing, shipping, and financing leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. We do not manufacture cigarettes or other consumer tobacco products. Through various operating subsidiaries and unconsolidated affiliates located in tobacco-growing countries around the world, we process and/or sell flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. We also provide value-added services to our customers, including blending, chemical and physical testing of tobacco, providing just-in-time inventory management, and manufacturing reconstituted sheet tobacco. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. We generate our revenues from product sales, processing fees, and fees for other services. Over 80% of our volume is derived from sales to a limited number of large, multinational cigarette manufacturers. Our sales consist primarily of flue-cured and burley tobaccos.

Because unprocessed, or green tobacco, is a perishable product, processing of leaf tobacco is an essential service to our customers. Our processing of leaf tobacco includes grading in the factories, blending, quality picking, separation of leaf lamina from the stems, drying, and packing to precise moisture targets for proper aging. Accomplishing these tasks generally requires investment in plants and machinery in areas where the tobacco is grown. Processed tobacco that has been properly packed can be stored by customers for a number of years prior to use, but most processed tobacco is used within two to three years.

Key Operating Principles

We believe that by following several key operating principles we will continue to produce strong results and enhance shareholder value. These key operating principles are:

•

Strategic alliances. We foster strategic alliances with our major customers to the benefit of all parties. These alliances with major manufacturers are, in our opinion, especially appropriate to the leaf tobacco industry where volume at an appropriate price is a key factor in long-term profitability. The need for adequate factory volumes must be balanced with the cost of sourcing incremental volumes in markets where we provide financing to farmers. Alliances permit the optimization of our inventory levels to reduce risk of loss during market downturns by enabling us to target our tobacco purchases against customer purchase indications.

•

Strong local management. We operate with strong local management in major leaf tobacco markets. We believe that by having strong local management we can react quickly to changes in market conditions to ensure that we continue to deliver the high quality, competitively priced products our customers expect.

•

Diversified sources. We strive to maintain diversified sources of leaf tobacco to minimize reliance on any one area so long as customers are willing to support such diversity. Although proportions vary with relative crop sizes, historically, North America and Africa each have provided between 20% and 30% of the aggregate volume of flue-cured and burley tobacco that we handle, and South America has provided between 25% and 35% of that aggregate volume.

•

Low-cost quality producer. Our goal is to be the low-cost producer of quality products and services for our customers. We focus on producing a quality product in a cost-effective manner. We sponsor farmer programs in good agricultural practices, reduction of non-tobacco related materials, and social responsibility, among others.

•

Financial strength. We believe that our financial strength is important, because it enables us to fund our business efficiently and make investments in our business when an appropriate opportunity is identified. We continually work to improve our credit worthiness.

We are a major purchaser and processor in the chief exporting regions for flue-cured and burley tobacco. We estimate that we usually purchase between 20% and 30% of the annual production of such tobaccos in Brazil and between 35% and 45% in Africa. These percentages can change from year to year based on the size, price, and quality of the crops. We also have a major processing facility in the United States, which normally handles between 35% and 45% of U.S. flue-cured and burley tobacco production. In the United States, we sell processed U.S. tobacco to cigarette manufacturers, and we process U.S. flue-cured and burley tobacco on a fee basis, which we also refer to as “toll processing”. We participate in the procurement, processing, and sale of oriental tobacco through ownership of a 49% equity interest in what we believe to be the largest oriental leaf tobacco merchant in the world, Socotab, L.L.C. In addition, we maintain a presence, and in certain cases, a leading presence, in virtually all other major tobacco growing regions in the world. We believe that our leading position in the leaf tobacco industry is based on our operations in all of the major source areas, our development of processing equipment and technologies, our financial position, our ability to meet customer demand and requirements, and perhaps most important, our long-standing relationships with customers. We also have a leading position in worldwide dark tobacco markets. Our dark tobacco operations are located in most of the major producing countries as well as other markets. Major producing countries for dark tobacco include the United States, the Dominican Republic, Ecuador, Indonesia, Paraguay, the Philippines, Nicaragua, and Brazil. Dark tobaccos are typically used in the manufacture of cigars, pipe tobacco, smokeless tobacco products, and as components of certain “roll-your-own” products.

Sales are made by our sales force and, to a lesser degree, through the use of commissioned agents. Most customers are long-established tobacco product manufacturers.

We conduct our business in varying degrees in a number of countries, including Argentina, Bangladesh, Belgium, Brazil, Canada, the Democratic Republic of the Congo, the Dominican Republic, France, Germany, Guatemala, Hungary, India, Indonesia, Italy, Malawi, Mexico, Mozambique, the Netherlands, Nicaragua, Paraguay, the People’s Republic of China, the Philippines, Poland, Russia, Singapore, South Africa, Spain, Switzerland, Tanzania, Uganda, the United States, Zambia, and Zimbabwe. In addition, Socotab, L.L.C. has oriental tobacco operations in Bulgaria, Greece, Macedonia, and Turkey.

In the majority of the countries where we operate, including Argentina, Brazil, Guatemala, Hungary, Indonesia, Italy, Malawi, Mexico, Mozambique, the Philippines, Poland, Tanzania, the United States, Zambia, and Zimbabwe, we contract directly with tobacco farmers or tobacco farmer cooperatives, in most cases before harvest, and thereby take the risk that the delivered quality and quantity may not meet market requirements. Outside the United States, we also provide agronomy services and crop advances of, or for, seed, fertilizer, and other supplies. Tobacco in Canada, and to a certain extent, in India, Malawi, and Zimbabwe, is purchased under an auction system.

Our website address is www.universalcorp.com. We post regulatory filings and other documents on this website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission. These filings include annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4, and 5, and any amendments to those reports filed with or furnished to the Securities and Exchange Commission. All such filings on our website are available free of charge. Information on our website is not deemed to be incorporated by reference into this prospectus.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in an applicable prospectus supplement. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture; the Trust Indenture Act of 1939, which is applicable to the indenture; and the notes. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether some or all of the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership.”

General

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The indenture is a contract between Universal and The Bank of New York Mellon Trust Company, N.A., which acts as trustee. The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and will govern the debt securities. The indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information as to where you can obtain a copy.

We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. The provisions of the indenture allow us not only to issue debt securities with terms different from those previously issued under the indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants, purchase contracts, preferred stock or common stock in the form of units, as described below under “Description of Units.”

We may issue senior debt securities. The senior debt securities will not be secured by any of our property or assets. As a result, holders of our debt securities will be unsecured creditors. The senior debt securities will constitute part of our senior debt, will be issued under an indenture described below, and will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional senior indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean the senior debt securities being offered by this prospectus and the applicable prospectus supplement.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the specific series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, and the date or dates from which any such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where principal of, (and any premium) and interest on, the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions or provisions for redemption at the option of the issuer;

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if applicable, the date after which and the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

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if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the debt securities will be issuable;

•	the currency of payment of principal of, and any premium and interest on, the debt securities;

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if the currency of payment of principal and any premium, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index used to determine the amount of payments of principal of, or any premium or interest on, the debt securities;

•	any addition to, deletion from or change in the covenants set forth in the indenture which applies to Securities of the series; and

•	any other terms of the debt securities that are not inconsistent with the indenture. (Section 301)

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will not be secured by any of our property or assets and will rank equally with all our existing and future unsecured and unsubordinated indebtedness. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities are to be issued as registered securities without coupons in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of debt securities within a series, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. As defined in the indenture, “original issue discount securities” means any debt securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof. (Section 101)

General Subordination

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee some of the obligations of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized.

Indenture and Trustee

The trustee has two main roles:

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The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or debt securities. There are some limitations on the extent to which the trustee acts on holders’ behalf, as described under “—Default and Related Matters—Events of Default” below; and

•	The trustee performs administrative duties for us, such as sending interest payments to holders, transferring holders’ debt securities to a new buyer if they sell and sending notices to holders.

Covenants and Other Restrictions

Except as described in this sub-section or as otherwise provided in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Mergers and Similar Events

The indenture provides that we may not consolidate with or merge into any other person or sell, lease or transfer our assets substantially as an entirety, unless:

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the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

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immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

•	such transaction will not result in liens or other encumbrances prohibited by the indenture, except where securities held under the indenture are ratably secured; and

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we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

The indenture does not restrict, or require us to redeem or permit holders to cause redemption of, debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Restrictions on Liens

In the indenture, we promise, with respect to each series of debt securities, that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated, to) create or allow any mortgage, lien, or encumbrance of any kind upon any of the capital stock or certain important property of these subsidiaries, unless we have concurrently secured all outstanding debt securities issued under the indenture equally and ratably with the obligations that we have secured by those mortgages, liens, or encumbrances. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some pre-existing liens;

•	liens between our subsidiaries;

•	liens incurred to enable certain acquisitions;

•	construction, improvement, or repairs on property;

•	some liens on assets in favor of federal, state, or foreign governmental entities;

•	some statutory or court ordered liens;

•	some tax liens;

•	some liens securing obligations incurred in the ordinary course of business for sums not yet due; and

•	liens created to refinance or extend obligations secured by any of the liens described above.

Restrictions on Sale and Leaseback Transactions

In the indenture, we also promise, with respect to each series of debt securities, that we will not (nor will we permit our most important operating subsidiaries, including Universal Leaf Tobacco Company, Incorporated to) sell or transfer certain important property more than 120 days after such property is put into full operation, and to thereafter lease back that property for a term of more than three years to use for substantially the same purpose as the property being sold or transferred. There are, however, some exceptions to this restriction that are fully set forth in the indenture and that apply, among other things, to the following:

•	some inter-company sale and leaseback transactions;

•	situations where a lien would be permitted under the provisions of “—Restrictions on Liens” above in an amount equal to the value of such sale and leaseback transaction; and

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sale and leaseback transactions, where within 180 days, we or the subsidiary applies an amount equal to the greater of the fair value of the property or the actual proceeds from the sale of such property towards the purchase or acquisition of additional assets by one of the important subsidiaries or to the voluntary retirement of certain company or subsidiary debt.

Modification and Waiver

As described below, there are types of changes that we can make to the indenture and the debt securities issued under it:

Changes Requiring Approval of Holders. First, there are changes that cannot be made to debt securities without each holder’s specific approval. These types of changes include:

•	changing the payment due date of the principal or interest on a debt security;

•	reducing any amounts due on a debt security;

•	reducing the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	changing the currency of payment on a debt security;

•	changing our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	impairing the holder’s right to sue for payment of any amount due on his or her debt security;

•	impairing any right that the holder may have to exchange or convert the debt security for or into securities or other property;

•	reducing the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

•	reducing the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the indenture or to waive certain defaults; and

•	modifying any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

A vote by direct holders of debt securities owning a majority of the principal amount of the particular series affected would also be required for us to obtain a waiver of certain of the restrictive covenants or to obtain a waiver of any past default, except a payment default listed in the first category described under “—Default and Related Matters—Events of Default” below. We cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “Changes Requiring Your Approval” unless we obtain the consent of each holder to the waiver.

Changes Not Requiring Approval. The fourth type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indenture that would not adversely affect holders of the debt securities.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

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for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of the date of the original issuance of the debt security.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for a holder money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

A street name holder or other indirect holder should consult his or her bank or broker for information on how the holder may grant or deny approval if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities. In that event (called a full defeasance), we must put in place the following arrangements for a holder to be repaid:

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we must deposit in trust for a holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes, or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back the holder’s debt securities and gave the holder his or her share of the cash and notes or bonds deposited in trust. In that event, the holder could recognize gain or loss on the debt securities that he or she gives back to us.); and

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we did accomplish full defeasance, as described above, the holder would have to rely solely on the trust deposit for repayment on the debt securities. A holder could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to the holder. In that event (called covenant defeasance), the holder would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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we must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

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we must deliver to the trustee a legal opinion of our counsel confirming that under then current federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

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our promises regarding conduct of our business previously described under “—Covenants and Other Restrictions” above, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “—Covenants and Other Restrictions—Mergers and Similar Events” above; and

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default” below.

If we accomplish covenant defeasance, a holder could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. As a result, a holder of debt securities will be one of our unsecured creditors. The debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness.

Events of Default

A holder will have special rights if an event of default occurs and is not cured, as described below. The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

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we remain in breach of the restrictive covenant described under “—Covenants and Other Restrictions” above or any other term of the indenture for 60 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or direct holders of at least 10% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency, or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. Until a judgment for payment has been obtained, the direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel such acceleration of maturity.

Investors should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Subject to its duties in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. Subject to the provisions of the indenture, if reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method, and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.

Before a direct holder bypasses the trustee and brings his or her own lawsuit or other formal legal action or takes other steps to enforce the holder’s rights or protect his or her interests relating to the debt securities, the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred and remains uncured or unwaived;

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the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

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during those 60 days, the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.

A holder, however, is entitled at any time to bring a lawsuit for the payment of money due on his or her debt security on or after its due date.

A street name holder or other indirect holder should consult his or her bank or broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default.

Legal Ownership

Street Name and Other Indirect Holders

Some investors will hold debt securities in accounts at banks or brokers (in “street name”) rather than holding them directly. Investors who hold their debt securities in street name will generally not be recognized by us as legal holders of debt securities. In this case, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its debt securities, as the legal holder of the debt securities. These intermediary banks, brokers, and other financial institutions pass along principal, interest, and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If an investor holds debt securities in street name, the investor is responsible for checking with his or her own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how the investor can instruct it to send him or her debt securities registered in the investor’s own name so he or she can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities (those who are registered as holders of debt securities). As noted above, we do not have obligations to an investor if he or she holds in street name or through other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, after we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to the investor as a street name holder but does not do so.

Global Securities

General. A global security is a special type of indirectly held security, as described under “—Street Name and Other Indirect Holders” above. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. In this situation, we would require that the global security be registered in the name of a financial institution that we select and that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether an investor’s series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global securities should be aware of the following limitations:

•	an investor cannot get debt securities registered in his or her own name;

•	an investor cannot receive physical certificates for his or her interest in the debt securities;

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an investor will be a street name holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities (see “—Street Name and Other Indirect Holders” above);

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an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchange, and other matters relating to an investor’s interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the individual investor. The investor must consult his or her own bank or broker to find out how to have the investor’s interests in debt securities transferred to his or her own name, so that the investor will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable, or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security (subject to the procedures of the depositary); or

•	when an event of default on the debt securities has occurred and has not been cured (see “—Default and Related Matters” below).

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Additional Mechanics

Form, Exchange, and Transfer of our Debt Securities

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to a direct holder if he or she is a direct holder listed in the trustee’s records at the close of business on the regular record date, even if the holder no longer owns the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement.

We will pay interest, principal, and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. A direct holder must make arrangements to have his or her payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

A street name holder or other indirect holder should consult his or her bank or broker for information on how the holder will receive payments.

We may also arrange for additional payment offices, known as paying agents, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We will notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, a holder may look only to us for payment (less any amount we may be obligated to pay to the Commonwealth of Virginia under state law) and not to the trustee, any other paying agent, or anyone else.

DESCRIPTION OF PREFERRED STOCK

General

We may issue shares of preferred stock in one or more series. The description of the financial and other specific terms of a series of preferred stock will be in the prospectus supplement accompanying this prospectus. The specific terms of a series of preferred stock as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

Any reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designation filed as part of our articles of incorporation.

Authorization

We are authorized to issue 5,000,000 shares of Additional Preferred Stock, without par value. Under our articles of incorporation, the board of directors, without shareholder approval, is authorized to issue shares of Additional Preferred Stock in one or more series. The creation and issuance of any series of preferred stock and the relative rights and preferences of any such series will be determined in the judgment of the board of directors. Factors that the board of directors would consider include our capital needs and then existing market conditions.

The board of directors has authorized and reserved 500,000 shares of Series A Junior Participating Preferred Stock, without par value, for issuance upon the exercise of the preferred share purchase rights described under “Description of Common Stock—Preferred Share Purchase Rights” below.

In March and April 2006, the board of directors issued 220,000 shares of Series B 6.75% Convertible Perpetual Preferred Stock. On November 24, 2008, there were 219,999 shares of Series B 6.75% Convertible Perpetual Preferred Stock issued and outstanding.

General Terms of a Series

Our board of directors will fix the terms of the series of preferred stock that it designates by resolution adopted as may be permitted by the Virginia Stock Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares, and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights for shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations, and restrictions that are not inconsistent with the terms of our articles of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as, and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay, or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designation establishing the series; or

•	as required by applicable law.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution, or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable, or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock, or any other securities registered pursuant to the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

General

We may issue shares of our common stock. The following description briefly summarizes our common stock. This description may not be complete and is qualified in its entirety by reference to applicable provisions of Virginia law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are on file with the Securities and Exchange Commission and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Authorized Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. On November 20, 2008, there were 24,987,055 shares of common stock issued and outstanding.

Terms

The holders of common stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available for dividends. Upon our liquidation, holders of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.

Preemptive Rights

No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of our securities.

Preferred Share Purchase Rights

Each outstanding share of common stock has associated with it one Preferred Share Purchase Right. Each Right entitles the registered holder to purchase from us one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $110, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 3, 1998, between us and Wachovia Bank, N.A. as Rights Agent, as amended by the First Amendment to the Rights Agreement, dated as of April 23, 1999, between us, Wachovia and Norwest Bank Minnesota, N.A., as successor Rights Agent. The following summary of certain terms of the Preferred Share Purchase Rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the Securities and Exchange Commission.

The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 15% or more of the outstanding shares of our common stock. Under certain circumstances, the board of directors may reduce this threshold percentage to not less than 10%. If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy, at the then current exercise price of the Right, shares of common stock or Series A Junior Participating Preferred Stock having a market value equal to twice the exercise price of the Right. If we are acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase, at the then current exercise price of the Right, securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on February 13, 2009, and we may redeem or exchange them at any time before they become exercisable.

Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

Certain Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may have the effect of delaying or preventing a change in control of us. Our articles of incorporation and bylaws provide:

•	for division of the board of directors into three classes, with one class elected each year to serve a three-year term;

•	that directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote;

•	that a vacancy on the board shall be filled by the remaining directors; and

•	that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote is required to amend, alter, change, or repeal the foregoing provisions.

Our bylaws require advance notification for a shareholder to bring business before a shareholders’ meeting or to nominate a person for election as a director. Our bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders may be called only by the Chairman of the Board, the President or by order of the Board of Directors. Special meetings of the shareholders may not be called by the shareholders. The business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the board of directors.

Our articles of incorporation also contain an “affiliated transaction provision.” The affiliated transaction provision provides that, in the event that holders of common stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of common stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for:

•	a merger or consolidation involving any “Interested Shareholder” (as defined below), at the record date for determining shareholders entitled to vote; and

•

a sale, lease, or exchange of substantially all of our assets or property to or with an Interested Shareholder, or for the approval of a sale, lease, or exchange of substantially all of the assets or property of an Interested Shareholder to or with us.

For the purpose of the affiliated transaction provision, an “Interested Shareholder” means any person or entity who directly or indirectly owns or controls 10% or more of our voting power. In addition, our articles of incorporation provides that the same 80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization, or other transaction designed to decrease the number of holders of common stock after any person or entity has become an Interested Shareholder. However, the supermajority approval requirement does not apply to any transaction that is approved by the board of directors prior to the time that the Interested Shareholder becomes an Interested Shareholder.

The shares of common stock and preferred stock authorized by our articles of incorporation provide the board of directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the board of directors to deter future attempts to gain control of us. The board of directors has sole authority to determine the terms of any series of the preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the board of directors in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of us.

The foregoing provisions of our articles of incorporation and bylaws are intended to prevent inequitable shareholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the board of directors without the support of the incumbent board of directors, even if such a change were desired by or would be beneficial to a majority of our shareholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for our capital stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, preferred stock, common stock, or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The description of the specific terms of warrants, whether issued in a series or not, will be in a prospectus supplement accompanying this prospectus. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between a prospectus supplement and this prospectus, the prospectus supplement will control.

This summary also is subject to and qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement may describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

We will not qualify any warrant agreement as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. As a result, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e. , book-entry, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e. , bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise and Redemption of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

We may redeem your warrant before it is exercised unless the applicable prospectus supplement specifies otherwise. The prospectus supplement will specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to the redemption of warrants during those periods will apply. The warrant will be redeemable at our option at any time on or after a date specified in the prospectus supplement or at any other specified time or times. If we redeem the warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price that we pay will be the price that applies to the redemption period during which the warrant is redeemed.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts. Stock purchase contracts represent contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. We may issue stock purchase contracts in distinct series.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts. We will file these documents with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

We may issue stock purchase contracts separately or as part of units, which we describe below. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock or common stock, trust preferred securities, or debt obligations of third parties, including U.S. treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or outstanding amount of our common stock or preferred stock;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, preferred stock, common stock, warrants, and stock purchase contracts. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe the financial and other specific terms of specific units in the prospectus supplement accompanying this prospectus. The following description and any description of units in the applicable prospectus supplement is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units; and

•	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Warrants” and “Description of Stock Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may offer the securities in this prospectus from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. This prospectus and applicable prospectus supplement may also be used by us and our affiliates in connection with offers and sales relating to the initial sale of the securities and any market making transactions in the securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. We and our affiliates may act as principal or agent in these transactions.

The securities (including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis) that we distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

We may solicit, or may authorize underwriters, dealers, or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions that we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions that they receive from us, and any profit on the resale of the securities that they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer, or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering or sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers, and agents who participate in the distribution of the securities that may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers, or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers, and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of our internal control over financial reporting as of March 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters will be passed upon for the underwriters by counsel named in the applicable prospectus supplement. Sullivan & Cromwell LLP and counsel for the underwriters named in the applicable prospectus supplement will rely as to matters governed by Virginia law on the opinion of Preston D. Wigner, Esq., our General Counsel, Vice President, Chief Compliance Officer and Secretary or other Virginia counsel to us.

UNIVERSAL CORPORATION

$100,000,000 6.250% Senior Notes due 2014

PROSPECTUS SUPPLEMENT

November 16, 2009

Sole Book-Running Manager

Deutsche Bank Securities

Co-Managers

J.P. Morgan

KeyBanc Capital Markets

RBS

SunTrust Robinson Humphrey